Exhibit 10.3
SIX FLAGS ENTERTAINMENT CORPORATION
2024 OMNIBUS INCENTIVE PLAN

DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT

    This Deferred Restricted Stock Unit Award Agreement (“Agreement”) is made pursuant to the terms and conditions of the Six Flags Entertainment Corporation 2024 Omnibus Incentive Plan (the “Plan”), including (without limitation) Section 9, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings ascribed to them in the Plan, unless indicated otherwise.

Participant Name:	[_________________]

Grant Date:	[_________________], 2025

Number of Deferred Restricted Stock Units Awarded:	[_________________]
Vesting Schedule:	Vesting will occur upon the date of termination (the “Vesting Date”) as a member of the Board of Directors (the “Board”) of Six Flags Entertainment Corporation (the “Company”)

Payment Date:	Payable within five (5) business days following the date of termination as a member of the Board of the Company

    1.    Deferred Restricted Stock Unit Award In General. Participant’s Deferred Restricted Stock Unit Award (the “Award”) relates to ___ (__) shares of Common Stock. The Deferred Restricted Stock Units shall accrue Dividend Equivalent Rights (based upon actual dividends to owners of Common Stock), if any, which shall be accumulated and credited to the Award from the Grant Date until payment is made in accordance with Section 3 hereof.
As used herein, the term “Deferred Restricted Stock Units” means an equity-based Award measured in shares of Common Stock, with each Deferred Restricted Stock Unit measured on the basis of one (1) share of Common Stock, that is subject to Section 409A and payable in shares of Common Stock or in a combination of cash and shares of Common Stock as provided in Section 3 below.

    2.    Vesting Schedule. The Award will vest on the date that the Participant ceases to be a member of the Board of the Company.

    3.    Payment Dates. Within five (5) business days of the date that the Participant ceases to be a member of the Board of the Company, the Restricted Stock Units that are earned in accordance with Sections 1 and 2 of this Agreement, plus all Dividend Equivalent Rights accumulated and credited thereon to the time of payment, shall be paid, as elected by the Participant, in a lump sum in shares of Common Stock or a combination of cash (measured using the Fair Market Value of the Common Stock on the vesting date) and shares of Common Stock.

IN WITNESS WHEREOF, Six Flags Entertainment Corporation has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement in acceptance thereof.

    SIX FLAGS ENTERTAINMENT CORPORATION

    By:

    Title:

    PARTICIPANT

    Signature:

    Printed Name: